EXHIBIT 99.1

NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President, Chief Financial Officer and Corporate Secretary
210.302.0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

November 4, 2003

NEW CENTURY EQUITY HOLDINGS CORP.
ANNOUNCES RESULTS FOR THE THIRD QUARTER 2003

SAN ANTONIO, TX...New Century Equity Holdings Corp. (OTC BB: NCEH) (the “Company or New Century”) today reported results for the three and nine months ended September 30, 2003.

Business Discussion

The Company’s balance sheet at September 30, 2003, reflects cash and cash equivalents of $6.0 million and stockholders’ equity of $14.3 million.

For the three months ended September 30, 2003, the Company’s statement of operations included a $0.8 million equity in net loss of affiliate. This amount, which is thirty-six percent (36%) lower than the corresponding prior year loss amount of $1.2 million, represents the Company’s equity interest in the net loss of Princeton eCom Corporation (“Princeton”) for the three months ended June 30, 2003 (recorded on a three month lag). Also, included in the third quarter 2003 statement of operations is $0.5 million of corporate general and administrative expenses, which is twenty-seven percent (27%) lower than the prior year amount of $0.7 million.

For the nine months ended September 30, 2003, the Company recorded a $2.2 million equity in net loss of affiliate, which represents an eighty-eight percent (88%) improvement over the corresponding prior year amount of $17.7 million equity in net loss of affiliate. Corporate general and administrative expenses of $1.7 million for the nine months ended September 30, 2003 were thirty-three percent (33%) lower than the corresponding prior year amount of $2.6 million.

The Company estimates its year-end 2003 cash and cash equivalents balance to be approximately $5.4 million.

Princeton Developments

For the three months ended June 30, 2003, Princeton recorded revenues of $9.2 million, an operating loss of $2.1 million and an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $0.6 million. The EBITDA loss of $0.6 million, for the three months ended June 30, 2003, is calculated by excluding depreciation and amortization expense of $1.5 million from Princeton’s net loss of $2.1 million.

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The Company does not consolidate the accounts of Princeton in its financial statements, but rather discloses Princeton’s results in the Company’s footnotes to its financial statements consistent with the accounting for an equity investee.

As previously disclosed, Princeton’s revenues will be adversely affected during the second half of 2003 by the loss of certain customers. Princeton’s management team has intensified its new sales efforts and implemented a channel partner strategy with the goal of replacing the loss of revenues as quickly as possible.

Sharps Compliance Corp. Developments

        Sharps Compliance Corp. (“Sharps”) recently announced a joint marketing agreement with McKesson Health Solutions (“McKesson”), a subsidiary of McKesson Corporation, to co-market and sell the Sharps Disposal by Mail System™ products and services to pharmaceutical manufacturers and biotechnology companies. McKesson is a leader in the design, implementation and management of marketing programs, specialty pharmaceutical services and patient support centers that help pharmaceutical and biotechnology manufacturers successfully commercialize their products.

Microbilt Litigation

The Company recently announced the settlement of the lawsuit brought against it and one of its officers by Bristol Investments Ltd. (“Bristol”) and MicroBilt Corp. through the return, to Bristol, of the 9% interest the Company owns in MicroBilt. This settlement resolves all claims brought by and against New Century and one of its officers.

Nasdaq Delisting

On October 8, 2003 the Company received a Nasdaq Staff Determination indicating that its common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on Friday, October 10, 2003. Accordingly, the last trading day for the Company’s common stock on the Nasdaq SmallCap Market was Thursday, October 9, 2003. This delisting is the result of the Company’s failure to regain compliance with the minimum $1.00 closing bid price per share requirement as required by Nasdaq Marketplace Rule 4310(c)(4). This deficiency and potential delisting has been disclosed in numerous Company SEC filings and press releases issued since June 20, 2002.

The Company’s common stock is now quoted and traded on the Over-The-Counter Bulletin Board (OTCBB) under the ticker symbol NCEH (or NCEH.OB on some internet-based quotation services).

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Comments

Parris H. Holmes, Jr., Chairman and Chief Executive Officer, stated, “We are pleased with the continued reduction in the losses of Princeton eCom as well as the significant reduction in the corporate overhead of the Company.”

Holmes added, “We share Sharps Compliance’s enthusiasm over the McKesson joint marketing agreement. The McKesson opportunity expands Sharps’ business model outside of its core home healthcare, retail and residential markets to the pharmaceutical and biotechnology markets. We believe the company’s infrastructure and management team are well suited to efficiently and effectively execute on this and future market expansion opportunities.”

About New Century Equity Holdings Corp.

New Century Equity Holdings Corp. (OTC BB: NCEH) is a company focused on high growth organizations. The Company’s holdings include its investments in Princeton eCom Corporation and Sharps Compliance Corp. New Century (www.newcenturyequity.com) is a lead investor in Princeton eCom Corporation (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions. The Company is also an investor in Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of cost effective medical waste disposal products and services to the home healthcare, retail, residential, industrial, pharmaceutical and biotechnology markets. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

        Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission.

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New Century Equity Holdings Corp. and Subsidiaries Consolidating Statements of Operations (In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating revenues	$—	$—	$—	$—

Operating expenses:
Selling, general and administrative expenses	502	688	1,723	2,568
Depreciation and amortization expenses	41	30	121	116

Operating loss from continuing operations	(543)	(718)	(1,844)	(2,684)

Other income (expense):
Interest income, net	16	34	65	122
Equity in net loss of affiliate	(756)	(1,189)	(2,169)	(17,745)
Consulting income	—	938	—	2,814
Litigation settlement	(354)	—	(354)	—
Other (expense) income, net	(1)	13	10	621

Total other expense, net	(1,095)	(204)	(2,448)	(14,188)

Net loss from continuing operations	(1,638)	(922)	(4,292)	(16,872)

Discontinued operations:
Net loss from discontinued operations	—	(420)	—	(963)
Net income from disposal of discontinued
operations	212	—	359	2,176

Net loss	$(1,426)	$(1,342)	$(3,933)	$(15,659)

Basic and diluted net (loss) income per common share:
Net loss from continuing operations	$(0.05)	$(0.03)	$(0.12)	$(0.49)
Net loss from discontinued operations	—	(0.01)	—	(0.03)
Net income from disposal of discontinued
operations	0.01	—	0.01	0.06

Net loss	$(0.04)	$(0.04)	$(0.11)	$(0.46)

Weighted average common shares outstanding	34,426	34,218	34,287	34,216

New Century Equity Holdings Corp. and Subsidiaries Condensed Consolidated Balance Sheets (In Thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$6,040	$8,704
Accounts receivable, net	88	9
Prepaid and other assets	261	330
Net current assets from discontinued operations	—	1,427

Total current assets	6,389	10,470

Property and equipment, net	132	248
Other assets	53	53
Investments in affiliates	8,093	9,353

Total assets	$14,667	$20,124

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36	$30
Accrued liabilities	322	551
Net current liabilities from discontinued operations	—	1,435

Total current liabilities	358	2,016

Other liabilities	—	1

Total liabilities	358	2,017

Stockholders’ equity	14,309	18,107

Total liabilities and stockholders’ equity	$14,667	$20,124